Exhibit 10.4

Xifei 660# Boiler Denitration, Dust Removal and Desulfurization System

Equipment Installation Contract

Contract code: LS20140401 Sign location: Beijing Signed Time: April 1, 2014

Party:	Longsheng Jingying Environmental Technology Ltd, Beijing
Contractor(association):	Liaoning Nengfa Weiye Technology Ltd

Shenyang Unicom Water Supply Engineering Ltd

Beijing environmental protection technology co., LTD contract awarding its long life elite 660 boiler denitration, dust removal and desulfurization system installation project, liaoning can send great energy technology co., ltd. and shenyang unicom water supply engineering co., LTD as a consortium contracting its 660 boiler denitration, dust removal and desulfurization system installation

1, installation engineering projects

1.1 installation project name: its 660 boiler denitration, dust removal and desulfurization system installation.

1.2 installation location: 660 # boiler room outside its company.

1.3 installation project content: the installation of the following equipment:

Dust removal system, 2 sets of

2 sets of desulfurization system

2 sets of denitration system

3 sets of on-line monitoring system

See attached equipment and instruments, and other technical agreement and equipment list

2, installation project cost

2.1 installation project total price RMB 4,220,000.

3, payment of the price of the installation:

3.1 installation engineering: 20% of the total price, namely RMB 844,000 by the party specified in the payment to the contractor after contract become effective gathering unit namely Shenyang Unicom Water Supply Engineering Co., LTD.

3.2 installation engineering: 70% of the total price, namely RMB 2,954,000 by the party in all equipment installation, commissioning and final acceptance of the completion of the contractor in Shenyang Unicom Water Supply Engineering Co., LTD., issue a full installation invoices payment to the contractor designated collection unit Shenyang Unicom Water Supply Engineering Co., LTD

3.3 installation works 10% of the total price, that is RMB 422,000 as quality retention money, one year after the warranty expires collection units designated by the payment to the contractor of the Shenyang Unicom Water Supply Engineering Co., LTD

4, installation project deadline

4.1 all project started since the contract is signed, 1 May 2014 rijin upon site construction, completed on September 30, 2014.

4.2 the party awarding contract and the contractor shall be signed on May 1 about the progress of the supplementary provisions.

5, the supply of engineering materials

All engineering required materials provided by the contractor.

6, technical standards and quality requirements

6.1 host, accessories, accessories and fittings for technical standard and equipment list as shown in the technical agreement.

6.2 contractor responsible for the engineering quality condition and deadline:

6.2.1 unless the party in violation of the normal operating procedures to use equipment or force majeure events lead to the damage of equipment, the contractor must be in engineering warranty (national mandatory provisions of laws, regulations and rules shall prevail) within the overall responsibility for quality of the project;

6.2.2 of the quality of the engineering conditions and period: the warranty period the contractor is responsible for the quality of the project, the problems in maintenance free of charge, regardless of whether the equipment handover acceptance formalities.

6.2.3 warranty period: refers to the contractor to ensure the project won't appear the quality defects or imperfections and to assume full responsibility for the quality problems occurred during. This contract warranty period from the user end acceptance of two years from the date of the acceptance formalities.

6.3 project quality requirement accord with national standard.

7 cost burden

Freight, property insurance, handling charge in the process of construction, such as utilities shall be borne by the contractor.

8 and the obligations and responsibilities of the party

8.1 according to the contract and pay in full payment on time for the payment.

8.2 coordinate installation construction unit and the communication work for civil engineering construction unit.

8.3 the project before delivery, according to owner's approval of the construction drawings and equipment specifications, technical appendix of this contract, the construction and quality acceptance specification issued by the state inspection acceptance standards in a timely manner.

9. The contractor obligations and responsibilities

9.1 in the contractor consortium in Liaoning Nengfa Weiya Energy Technology Ltd. as its 660 boiler denitration, dust removal and desulfurization system installation project of the whole equipment supplier, take the full responsibility about the quality of the whole equipment and installation; Shenyang Unicom Water Supply Engineering Co., LTD is responsible for the installation of the equipment and Liaoning Nengfa Weiya Energy Technology Ltd. is responsible for coordinating to solve all of the installation problems.

9.2 in accordance with the contractor and the agreed delivery schedule of the equipment on time.

9.3 the contractor shall be in strict accordance with the construction acceptance specifications and quality inspection standards issued by the state, and the owner to confirm the construction drawings and technical accessories design requirements in the organization construction, to ensure the quality all meet the technical agreement requirements, within the warranty period free repair and maintenance.

9.4 the contractor shall be in strict accordance with the construction drawings and technical annex construction owners confirm, and shall not be arbitrarily changed the design. If contractor found construction drawings, technical attachment there is an error or serious unreasonable place, must be a written notice to the party, by the party and the landlord within 7 days to modify or change design plan before construction are put forward. If the contractor do STH without authorization changes construction content, the resulting losses shall be borne by the contractor.

9.5 in the process of construction of the party construction contents of found not in conformity with the technical agreement, the party shall have the right to make changes, the contractor shall immediately correct, the expenses shall be borne by the contractor.

9.6 the contractor is responsible for the relevant departments in the middle of the work of examination and acceptance of, and is responsible for the construction of dismantling temporary water and electricity, the installation of pipelines, etc, and trash pickup.

9.7 the contractor is responsible for construction site civilization construction.If contractor in construction process of damage or the owners of the building, floor, equipment, landscaping and other facilities, the contractor shall be responsible for the compensation, the compensation amount deducted from the proceeds at the time of the party awarding contract pay the contractor in the project payment.

9.8 during the project construction to any form of equipment accident or construction personnel life or personal injury accident shall be borne by the contractor is responsible for the overall process, and all the liability to pay compensation;The party awarding contract jointly and severally liable, the contractor dealing with the responsibility of the party to give a full compensation.

9.9 during the period of construction contractor workers accommodation by the contractor.

9.10 the contractor shall submit the relevant owners require completion data and all qualification certificates, satisfying the requirements of turnkey project.

9.11 the contractor to provide products and services should be in conformity with the relevant environmental protection laws and regulations of the state, not cause environmental pollution;At the same time, the product also should comply with the owner of occupational safety and health management system standard requirements, not harm the health product contact. If fails to meet the above provisions, the party shall have the right to fine seller or cancel this contract, the contractor to take full responsibility and compensate the loss caused by the party so.

10, project acceptance

According to the requirements of the technical agreement.

11, objection and deal with the objection

11.1 in the final acceptance of the party found that the quality of the project is not in conformity with the contract requirements, should submit the written objection to the contractor within the warranty period;Objection problem during processing, the party shall have the right to refuse payment of the contract price;

11.2 written objection during the period of not according to stipulations of the party awarding the contract, as the delivery of the project conforms to the contract;

11.3 the contractor shall be made within 10 days after receiving written objection of the reply and handle organization, otherwise, as the default objections and deal with the opinions of the party.

12, liability for breach of contract

12.1 the contractor's liability for breach of contract

12.1.1 party b exceeds the February delivery time stipulated in the contract cannot be delivered in accordance with the requirements of the contract products, party b can't attain the goal of the contract. Party a has the right to terminate the contract, party b shall immediately return the payment made by party a and party b pay liquidated damages the equipment total price 5%.

12.1.2 contractor the delivered engineering quality is not in conformity with the contract or can't use of the party awarding the contract, the contractor shall be responsible for the repair, and assume for repair, exchange or return and pay the actual cost. Contractor beyond January delivery time stipulated in the contract cannot repair or exchange to achieve the requirements of the contract, the contractor can't attain the goal of contract;

12.1.3 contractor completed, overdue shall be counted according to the total contract price as the basis, to pay the overdue delivery of two point percent daily penalty due to breach of contract of the party, and assume the party other losses incurred from;

12.1.4 contractors construction materials do not conform to the contract, the party shall have the right to refuse;

12.2 liability for breach of contract of the party

12.2.1 halfway to terminate the contract without authorization, shall pay to contractor a total of 5% of the total contract amount of liquidated damages;

12.2.2 late payment, shall be counted according to the overdue payment amount, to the contractor to pay the overdue delivery of two point percent daily penalty due to breach of contract, and bear other losses suffered by the contractor accordingly.

12.2.3 in violation of the contract, refuse acceptance, should bear the actual loss caused to the contractor.

13, intellectual property and confidentiality

13.1. The contractor of the obligation to keep confidential any technical of the party awarding the contract, shall not, without the associated with technology "confidential information" disclosed to a third party;Entrusts the contractor of the production of the product and its components, sample or related data, whether or not complete, the copyright and other intellectual property rights belong to all of the party.Contractor to ensure the contractor and its employees (including now on-the-job or departure) confidentiality obligation of this contract items, not by the written consent of the party awarding the contract, the leak in the third person, with any purpose and reason also shall not exceed the use of the purpose of this contract.

13.2. This agreement "confidential information" means any provided by or belong to any personnel of the party group of the party (whether before or after this contract signing date, whether in writing, email, computer discs, or any other media) are associated with the matters entrusted to the contractor or related information, including but not limited to any of the product information, design drawings, operation records, process technology, product planning, or market opportunities and business affairs, etc.;

13.3, the contractor in violation of these regulations, shall compensate the cost so of the party awarding the contract, the contractor's employees in violation of these regulations, shall be regarded as the contractor companies default, the contractor shall bear the liability for breach of contract.

14 and force majeure

The party awarding contract and the contractor of any party due to force majeure cause fails to fulfill or not completely to perform the contract, shall be promptly notified to the other party not completely to perform the contract or can not reason, and provided within 30 days of that request each other to allow delay, part to perform or not perform, and according to some or all of the exempted from be liable for breach of contract.

15, dispute resolution,

Disputes arising during the performance of this contract, the first by the party awarding contract and the contractor a negotiated solution;If consultation fails, any party can, in accordance with the people's court of the place where the contract is signed.

16, other

16.1 according to this contract party shall pay the other party's breach of contract damages and compensatory damages, storage, maintenance, and other economic losses, shall, within 10 days after parties request the other party to pay;

16.2 this contract since the three party representative shall become effective upon the signature and stamp the special seal for contract.After the party awarding contract and the contractor shall perform the contract obligation, contract termination.The period of validity of the contract, the party awarding contract and the contractor shall not be arbitrarily changed or terminate the contract;

16.3 matters not supplement agreement negotiated by the party awarding contract and the contractor shall be separately.

16.4 this contract attachments have the same legal effect with this contract, this contract accessory include:

16.4.1 its 660 boiler dust removal and desulfurization engineering technical agreement

16.4.2 its 660 boiler denitration project technical agreement

16.4.3 its 660 boiler dust removal and desulfurization engineering equipment list

16.4.4 its 660 boiler denitration engineering equipment list

16.5 work content including but not limited to equipment list, all the technical agreement shall prevail.

16.6 the original contract and pure copies, three copies of the party awarding the contract, the contractor boss.

Beijing Longsheng Jingying Environmental Protect Ltd.

Company address: Beijing Haidian District ,Zhongguancun East Road ,no.1 and no.3 floor, room 406

The legal representative or the entrusted agent:

Zip code: 100084

Telephone: 010-67474613

The true: 010-67474613

Bank: bank of agribusiness, chaoyang branch,

Beijing is too small local branch

Bank account number: 0112030103020039176

Liaoning Nengfa Weiye Energy Technology Ltd

Company address: Liaoning Tieling City Yingzhou Industrial Park , Liaohai Road 39

The legal representative or the entrusted agent:

Zip code: 110031 Telephone: 024-25857979 Fax: 024-25857979 Bank: Shanghai pudong development bank shenyang branch Bank account number: 71010154500006298

Shenyang unicom water supply engineering co., LTD Units designated collection (contractor) Company address: shen, 21 XinYang road in the north new district in shenyang The legal representative or the entrusted agent: Zip code : 110000 Telephone: 024-28117171 The true: 024-28117558-8017 Bank: Shanghai pudong development bank shenyang branch Bank account number: 71010154740009563